General Mills, Inc.	Filed under Rule 424(b)(3), Registration Statement No. 333-75808
$750,000,000	Pricing Supplement No. 12 - dated February 21, 2003
Core NotesSM	(To prospectus dated February 11, 2002 and prospectus supplement dated September 18, 2002)

CUSIP Number	Aggregate Principal Amount	Price to Public(1)	Purchasing Agent's Discount(1)	Proceeds to General Mills	Interest Rate Per Annum	Interest Payment Frequency (1st Payment Date)	Stated Maturity Date	Survivor's Option

37033EBD3	$3,512,000	100.0%	1.00%	$3,476,880	4.00%	Quarterly	02/26/2008	YES
						05/15/2003
Redemption Information: Redeemable at the option of General Mills, Inc. on February 15, 2004 and each Interest Payment Date thereafter, at a price equal to 100%

37033EBE1	$2,093,000	100.0%	1.20%	$2,067,884	4.60%	Quarterly	02/26/2010	YES
						05/15/2003
Redemption Information: Redeemable at the option of General Mills, Inc. on February 15, 2004 and each Interest Payment Date thereafter, at a price equal to 100%

	Trade Date: February 21, 2003	Merrill Lynch & Co.
	Issue Date: February 26, 2003	Purchasing Agent
General Mills, Inc.	Minimum Denominations/Increments: $1,000/$1,000	Acting as Principal
Number One General Mills Blvd.	Original Issue Discount: No
Minneapolis, MN 55426	Total Amount of OID: N/A
All trades settle without accrued interest and clear SDFS: DTC Book-Entry Only
Merrill Lynch DTC Participant Number: 5132

(1) Expressed as a percentage of the aggregate principal amount.